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                                                                   EXHIBIT 23.02

     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Covad Communications Group, Inc. pertaining to options issued under the Infraswitch Corporation 2000 Employee and Consultant Equity Incentive Plan of our report dated February 12, 2004 (except for Notes 15 and 14, as to which the dates are May 11, 2004 and May 27, 2004, respectively), with respect to the consolidated financial statements of Covad Communications Group, Inc. included in its Current Report (Form 8-K) dated June 1, 2004, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Walnut Creek, California
June 21, 2004